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                                                                    EXHIBIT 10.1

                            HEALTH INSURANCE CONTRACT
                               NO. 03-016G FOR THE
                            METRO-NORTH HEALTH REGION
                                     BETWEEN
                   PUERTO RICO HEALTH INSURANCE ADMINISTRATION
                                       AND
                                 TRIPLE S, INC.

This Amendment entered into this 1st DAY OF JULY, 2005, at San Juan, Puerto Rico, by and between PUERTO RICO HEALTH INSURANCE ADMINISTRATION, a public instrumentality of the Commonwealth of Puerto Rico, organized under Law 72 approved on September 7, 1993, hereinafter referred to as the "ADMINISTRATION", represented by its Executive Director, Nancy Vega Ramos and TRIPLE S, INC. a domestic corporation duly organized and doing business under the laws of the Commonwealth of Puerto Rico, with employer social security number ###-##-####, hereinafter referred to as the "INSURER" represented by its Chief Executive Director, SOCORRO RIVAS.

                                   WITNESSETH

In consideration of the mutual covenants and agreements hereinafter set forth, the parties, their personal representatives and successors, agree as follows:

WHEREAS: On June 13th, 2002, the ADMINISTRATION and INSURER entered into Contract No. 03-016 for the Metro North Health Region, a three-year contract with an effective date of July 1st, 2002 (the "Contract") subject to annual renegotiations of the premiums. Said contract provides health insurance coverage to all enrollees in and within the METRO-NORTH HEALTH AREA/REGION, composed of the municipalities of BAYAMON, CATANO, COMERIO, COROZAL, DORADO, GUAYNABO, NARANJITO, TOA ALTA, TOA BAJA AND VEGA ALTA.

WHEREAS: Pursuant to an executive decision of the Governor of Puerto Rico, Anibal Acevedo Vila, the Health Reform Program Plan is presently undergoing a profound assessment that is being conducted by the designated EVALUATING COMMISSION FOR THE HEALTH REFORM PROGRAM PLAN, in order to reevaluate significant conceptual, organizational and operational changes in the government health infrastructure and service delivery system in place.

WHEREAS: In view that the Commission's final report with the resulting findings and recommendations to be implemented in the Health Reform Program Plan, will not be final until August 2005, the ADMINISTRATION'S Board of Directors with the Governor's approval has determined to extend the present contract term for an additional one (1) year period.

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WHEREAS: Considering that the contract termination date is due on June 30th,
2005 and pursuant to the terms of Article XXXVIII, the ADMINISTRATION hereby in the best interest of the Commonwealth of Puerto Rico and the beneficiaries it serves, has agreed with the INSURER to amend the contract only with respect to the following Articles as provided herein.

HENCEFORTH: The Contract is hereby amended to read as follows:

                                    ARTICLE I
                                   DEFINITIONS

CONTRACT TERM: The contract term is for (4) four consecutives twelve months periods after its effective date July 1st, 2002 until June 30, 2006. Notwithstanding the aforesaid, the contract may be terminated at the ADMINISTRATION's option, on December 31, 2005 with not less than (60) sixty days prior notification to Insurer.

                                   ARTICLE XVI
                             FINANCIAL REQUIREMENTS

ARTICLE XVI, PARAGRAPH (6) IS AMENDED AND SUBSTITUTED TO READ AS FOLLOWS, EFFECTIVE, AS OF AUGUST 1, 2005:

      6. The INSURER will be paid a fixed administrative cost fee and profit of SEVEN DOLLARS WITH ELEVEN CENTS ($7.11) pmpm included in the total premium rate made by the Administration. Further, the INSURER's aggregated net earnings (considering all INSURER's Health Areas/Regions contracted with the ADMINISTRATION) in excess of 2.5% of the total aggregated earned premium in this contract year period will be shared with the ADMINISTRATION. The ADMINISTRATION share apportionment of the earnings shall be 75% and the INSURER share shall be 25%.

                                  ARTICLE XVIII
                               PAYMENT OF PREMIUMS

IN ARTICLE XVIII, PARAGRAPHS (3) AND (5) ARE AMENDED AND SUBSTITUTED TO READ AS
FOLLOWS:

3. The monthly premiums for the months comprised within the contract term and covered by this contract are as follows:

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      a)    For all beneficiaries including all those who are sixty-five (65)
            years and older who are Medicare beneficiaries with Part A or Parts A and B and those who are sixty-five years and older who are not Medicare recipients until July 31, 2005:

            1) PER MEMBER PER MONTH RATE (PMPM) (BENEFICIARY) ESTABLISHED AT SEVENTY THREE DOLLARS WITH EIGHT NINE CENTS ($73.89).

      b) For all beneficiaries including all those who are sixty-five (65) years and older who are Medicare beneficiaries with Part A or Parts A and B and those who are sixty-five years and older who are not Medicare recipients from August 1, 2005 to September 30, 2005:

            1) PER MEMBER PER MONTH RATE (PMPM) (BENEFICIARY) ESTABLISHED AT SEVENTY NINE DOLLARS WITH TWO CENTS ($79.02).

      c) For all beneficiaries including all those who are sixty-five (65) years and older who are Medicare beneficiaries with Part A or Parts A and B and those who are sixty-five years and older who are not Medicare recipients from October 1st 2005 through June 30, 2006.

            1) PER MEMBER PER MONTH RATE (PMPM) (BENEFICIARY) ESTABLISHED AT SEVENTY NINE DOLLARS WITH TWO CENTS ($79.02).

5. The INSURER shall not, at any time, increase the rate agreed in the contract nor reduce the benefits agreed to as defined in Addendum I of this contract.

      Notwithstanding the aforesaid, the INSURER acknowledges that the ADMINISTRATION reserves the right to modify any of the contract terms, to the extent of reducing the agreed premium rates in order to reduce any benefits coverage under Addendum I, in the event the ADMINISTRATION is not afforded the necessary and sufficient state or federal funds required to subsidized all or part of the health plan's benefits hereby covered.

      Further, the aforementioned stipulated rates (established in Article XVIII of this amendment) assume all beneficiaries including all those who are sixty-five (65) years and older who are Medicare beneficiaries with Part A or Part A and B, and those who are sixty-five (65) years and older who are not Medicare recipients are enrolled with the INSURER. Should any initiative related to the Medicare Modernization Project (as defined

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      herein) preclude enrollment of any portion of the Medicare Population with the INSURER, said aforementioned rate will be subject to modification.

                                   ARTICLE XX
                        EDUCATION AND PREVENTIVE PROGRAM

IN ARTICLE XX PARAGRAPHS (1) THROUGH (12) ARE RESTATED, AMENDED AND SUBSTITUTED TO READ AS FOLLOWS, EFFECTIVE AS OF AUGUST 1, 2005:

      1. The INSURER will provide the component of health services as described and detailed in this Article XX for the effective implementation of the Health Plan's preventive medicine services. The health services to be delivered by INSURER will be implemented in accordance to the Department of Health policies, protocols and guidance on lifestyle, HIV/AIDS, drug abuse and mother and child care as established. The INSURER through the delivery of service component will address, analyze and implement measures to provide effective services seeking to reduce the principal causes of death in the contracted region.

      2. The INSURER secondary and tertiary Preventive Program activities component to be implemented will address, analyze and implement measures to provide effective clinical activities to address and reduce the specific causes of morbidity and mortality in the Area/Region.

      3. The INSURER will develop and effectively implement a case management system in order to monitor high risk cases and attend to the covered health care needs of the beneficiaries and dependents within said category.

                  a. A case management program which initially will be under the responsibility of a nurse. Case management will not be limited to the physician's offices or determined center. Coordination of the services provided is required within the community and the beneficiary's home, if necessary.

      4. The responsibilities of the INSURER under the Disease Management Program will include the following:

                  a. A program developed by the INSURER shall develop standardized procedures to address major public health conditions such as ASTHMA, DIABETES, HYPERTENSION AND CONGESTIVE HEART FAILURE. This program shall include identification, treatment, protocols / guidelines and surveillance / monitoring. Quarterly reports will be required detailing the results of the disease management programs.

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      5.    The INSURER develop and effectively implement a Prenatal Care
            Program which will include, but not limited to:

                  a. The INSURER will assure that all pregnant women are screened for alcohol using the following Interview Instrument titled "TWEAK" from Department of Health Guidelines.

                  b. The INSURER will assure that all pregnant women will obtain counseling for the HIV test. Prenatal care and HIV testing and services will continue to be covered benefits under this contract.

                  c. The INSURER will assure that all pregnant women, following an HIV test positive results are allowed to be treated following the Department of Health's guidelines for the utilization of ZDV in pregnant women and neonatal infants to reduce the risk of mother-infant HIV transmission.

                  d. The INSURER will assure the increase of pregnant beneficiaries enrolled in prenatal care in the first trimester.

                  e. The INSURER will assure that pregnant women classified as high risk will be referred to the Case Management Program.

                  f. The INSURER will provide the ADMINISTRATION quarterly reports detailing all services rendered to mother and child, classified by age groups and listing the number of pregnant women that have: (i) received prenatal care on each month during the reporting period; (ii) counseled as to HIV testing; (iii) referred to the HIV Treatment Programs.

      6. The INSURER will develop and effectively implement a Providers Education Program. It is required that all primary care providers
            (pcp) receive 25 hours of orientation and education on managed care topics including documentation, quality and other health topics of interest.

                  a. The INSURER agrees to comply and assure that all participating providers will comply with the federal and local laws referred in Article XV paragraph (11) (g) of this contract.

                  b. The INSURER will assure the submission by the participating provider of all the protocols and formats requested by the Department of Health, Department of the Family, Department of Education and Department of Justice, as contained in the RFP formats.

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      7.    The INSURER will develop and effectively implement incentive-based programs whereby the providers are motivated toward compliance with all requirements of the Health Plan's Preventive Medicine Services, such as EPSDT, Immunizations, Prenatal Care, Preventive Annual Examination, Mammograms, PAPS, PSA, SIGMO and other related services.

                  a. The INSURER will assure that all providers comply with EPSDT (Early Periodic Screening Diagnosis and Treatment) Program and the Guidelines for Adolescent Preventive Services (GAPS) from the American Medical Association.

      8. The ADMINISTRATION shall evaluate the Preventive Services through Department of Health guidelines, HEDIS and the other applicable performance standards.

      9. The INSURER will provide the ADMINISTRATION quarterly reports detailing the services rendered by INSURER under the Preventive Services as established herein.

      10. The ADMINISTRATION shall have the right to require any special report and audit the compliance with these requirements as needed. Non-compliance shall be a determining factor in non-renewal of this contract or breach there of as defined in Article XX.

      11. The INSURER will implement the ADMINISTRATION's Universal Plan for Health Education and Preventive Services ("Plan Universal de Educacion y Prevencion", for its name in Spanish, or the "Universal Plan"); for the component of the health services as described as detailed in this Article XX. The Plan also includes requirements on performance measures and performance improvement projects on Disease Management Activities listed on the Universal Plan description.

      12. The primary preventive, health education and community outreach activities of the Health Plan's Preventive Program, which emphasize in disease prevention and health promotion, shall be the responsibility of the Department of Health. In collaboration with the Department of Health, the Insurer will cooperated with the Department of Health efforts in the development of surveillance methodology to identify compliance with this program.

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                                   ARTICLE XXI
                              MENTAL HEALTH PROGRAM
         DIRECT PROVIDERS DEMONSTRATION PROJECT AND SMART CARD ROLL-OUT
                    MEDICARE MODERNIZATION PROJECT INITIATIVE

IN ARTICLE XXI, PARAGRAPH 4 IS INCORPORATED TO READ AS FOLLOWS:

      4.    MEDICARE MODERNIZATION PROJECT INITIATIVE

      4.1 The INSURER acknowledges the present initiatives and engagement efforts the ADMINISTRATION is conducting for the evaluation of the Health Plan's total infrastructure for health services delivery. This acknowledgement entails the INSURER's recognition and acceptance of the ADMINISTRATION intended purpose to substantially modify or terminate the present Health Plan coverage for its Medicare beneficiaries, among other changes, to comply accordingly with new terms and conditions mandated under the Medicare, Medicaid Program to the extent these modifications are required for enhancing, flexibilizing and affording the best comprehensive and financial affordable coverage under Law 72 to the Medicare population within Commonwealth's budget limitations.

      4.2 The INSURER shall collaborate and assist the ADMINISTRATION as deemed necessary to ensure a proper transition of services to its beneficiaries in the event the coverage and access of services of its Medicare population is modified or terminated as a result of the Medicare Modernization Act legislative and regulatory developments taking place or that may be implemented during this contract term.

                                 ARTICLE XXVIII
                             EFFECTIVE DATE AND TERM

IN ARTICLE XXVIII, PARAGRAPHS (1), (3) ARE AMENDED AND SUBSTITUTED, PARAGRAPH
(5) AND (6) ARE INCORPORATED, TO READ AS FOLLOWS:

      1. This contract shall be in effect starting at 12:01 AM, Puerto Rico time on July 1, 2002, the first day that coverage begins and payment of the premium is due until either June 30th, 2006, or otherwise at the Administration's option until December 31, 2005.

      3. This contract may be extended, or modified by the ADMINISTRATION, upon acceptance by INSURER, for any subsequent period of time if deemed in the best interest of the beneficiaries, the ADMINISTRATION and the Government of Puerto Rico.

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      5.    The ADMINISTRATION hereby reserves its right to set aside the terms set forth on paragraph (1) and either, terminate this contract on December 31, 2005, with no less than (60) sixty days prior notice, in the best interest of the Government of Puerto Rico.

      6. In the event the ADMINISTRATION determines to exercise the option to terminate this contract, or in the event the contract term expires without the parties reaching an agreement, or either, the INSURER determines not to continue its participation under the health plan, a two (2) months transition period will be guaranteed by the INSURER, which will commence after the effective date of termination, or contract expiration date or the non-renewal notification date to the ADMINISTRATION, as applicable with the corresponding payment by the ADMINISTRATION to INSURER of premiums for said transition period.

THE PRESENT AMENDMENTS TAKE PRECEDENCE AND SHALL PREVAIL OVER ANY REMAINING SECTIONS AND ARTICLES OF THE CONTRACT WHICH ARE MAINTAINED BUT COULD CONFLICT WITH THESE AMENDMENTS.

This being the amendment that the parties have agreed to, each party places its initials at the margin of each of the pages contained herein, and affixes below its signature. In San Juan, Puerto Rico, on this 10 DAY OF OCTOBER, 2005.

/s/
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NANCY  VEGA RAMOS, MHS, HIA, MHP
EXECUTIVE DIRECTOR
PUERTO RICO HEALTH INSURANCE ADMINISTRATION

/s/
--------------------------------------------------
SOCORRO RIVAS
CHIEF EXECUTIVE OFFICER
TRIPLE-S, INC.

/s/
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LUIS A. MARINI, DMD
CHIEF EXECUTIVE OFFICER
TRIPLE-C, INC.

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